UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 8, 2026

Pulse Biosciences, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37744	46-5696597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Brickell Key Drive, Suite 1080
Miami, Florida 33131
(Address of Principal Executive Offices) (Zip Code)
510-906-4600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.001 par value per share	PLSE	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Operating Officer Appointment

Pulse Biosciences, Inc. (the “Company”) has appointed Liane R. Teplitsky as its Chief Operating Officer, effective as of April 8, 2026 (the “Start Date”).

Ms. Teplitsky most recently served as Chief Executive Officer of Artedrone, where she led the strategy and development of an autonomous robotic technology for stroke treatment. Previously, Ms. Teplitsky held senior marketing and commercial leadership roles at Abbott Laboratories and St. Jude Medical, contributing to the development, clinical validation, and global commercialization of cardiovascular and electrophysiology (EP) therapies. She also served as President of Robotics, Technology and Data Solutions at Zimmer Biomet, where she led global strategy and commercialization for robotics and digital health technologies. Ms. Teplitsky holds a Master of Science in Biomedical Engineering from Duke University and Bachelor of Science degrees in Electrical Engineering and Physiology from the University of Saskatchewan. Ms. Teplitsky currently serves as Chairman of the Board of Carvolix (Paris-EUR) and will remain in this role as she joins Pulse Biosciences.

There are no reportable family relationships or related party transactions (as defined in Item 404(a) of Regulation S-K) involving the Company and Ms. Teplitsky. Ms. Teplitsky was not selected to serve as the Company’s Chief Operating Officer pursuant to any arrangement or understanding with any person.

Employment Agreement and Other Compensatory Arrangements

In connection with Ms. Teplitsky’s appointment as Chief Operating Officer, the Company and Ms. Teplitsky entered into an Employment Agreement, dated April 8, 2026 (the “Employment Agreement”), pursuant to which Ms. Teplitsky will serve as the Company’s Chief Operating Officer. The material terms and conditions of the Employment Agreement are summarized below.

Ms. Teplitsky’s Employment Agreement has no specific term and constitutes at-will employment. Her current annual base salary is $525,000 and she is eligible for an annual target bonus equal to 70% of her annual base salary, subject to achievement of performance objectives set by the Company. Ms. Teplitsky is also eligible to participate in employee benefit plans maintained from time to time by the Company of general applicability to other senior executives.

In connection with her appointment, the Company awarded Ms. Teplitsky a stock option (the “Start Date Option”) to purchase up to 700,000 shares of the Company’s common stock, with an exercise price of $19.06 per share, the closing price of the Company’s common stock on April 8, 2026, Ms. Teplitsky’s employment start date and date of grant. The award was made pursuant to the terms and conditions of the Company’s Amended and Restated 2017 Inducement Equity Incentive Plan (the “Plan”). The Start Date Option has a ten-year term and will vest as follows:  Subject to certain accelerated vesting provisions as described in the Employment Agreement, (A) up to 2/7 of the Start Date Option (equal to 200,000 option shares) will vest as follows: 1/14 will vest (equal to 50,000 option shares) on the first Anniversary of the Start Date and thereafter 1/14 (equal to 50,000 option shares per year) will vest in equal amounts on an annual basis over the three year period starting with the first anniversary of the Start Date, and (B) up to the remaining 5/7 of the option shares subject to the Start Date Option (equal to 500,000 options shares) will vest based upon the achievement of the following performance objectives:

1.
approximately 2/10.5 of which (equal to 133,333 option shares) would vest when the Company has had a market capitalization of not less than two billion ($2.0B) for 270 consecutive calendar days and the Company has generated not less than $100 million of GAAP product revenue over twelve months;

2.	approximately 1/3 of which (equal to 233,334 option shares) would vest when the Company has had a market capitalization of not less than three billion ($3.0B) for 270 consecutive calendar days and the Company has generated not less than $200 million of GAAP product revenue over twelve months; and
3.	approximately 2/10.5 of which (equal to 133,333 option shares) would vest when the Company has had a market capitalization of not less than five billion ($5.0B) for 270 consecutive calendar days and the Company has generated not less than $330 million of GAAP product revenue over twelve months.

In addition, the Company awarded Ms. Teplitsky 200,000 restricted stock units under the Plan (the “Start Date RSUs”). Subject to certain accelerated vesting provisions as described in the Employment Agreement, the Start Date RSUs will vest based upon the achievement of the following performance objectives:

1.	1/4 of the Start Date RSUs (equal to 50,000 restricted stock units) would vest when the Company has generated not less than $100 million of GAAP product revenue over twelve months;
2.	1/2 of the Start Date RSUs (equal to 100,000 restricted stock units) would vest when the Company has generated not less than $200 million of GAAP product revenue over twelve months; and
3.	1/4 of the Start Date RSUs (equal to 50,000 restricted stock units) would vest when the Company has generated not less than $300 million of GAAP product revenue over twelve months.

Ms. Teplitsky has also entered into the Company’s standard inventions assignment, confidentiality and non-competition agreement and its standard indemnification agreement for officers and directors.

The forgoing description of the Employment Agreement is not complete and is subject to, and qualified in its entirety by, reference to the Employment Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1, and the terms of which are incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On April 9, 2026, the Company issued a press release announcing the appointment of Ms. Teplitsky as Chief Operating Officer. A copy of the Company's press release is attached as Exhibit 99.1.

The information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Employment Agreement, dated April 8, 2026 by and between, Liane R. Teplitsky and Pulse Biosciences, Inc.
99.1	Press Release of Pulse Biosciences, Inc., dated April 9, 2026
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PULSE BIOSCIENCES, INC.

Date: April 9, 2026	By:	/s/ Paul A. LaViolette
Paul A. LaViolette
Chief Executive Officer (Principal Executive Officer)